                                                                    EXHIBIT 10.9

                              THE HERTZ CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Hertz Corporation, with its principal office at 225 Brae Boulevard, Park Ridge, New Jersey, by action of the Compensation Committee of its Board of Directors, adopted, effective January 1, 1999 a Supplemental Executive Retirement Plan (the "Plan") to provide a select group of key executives and highly compensated employees a program supplementing benefits payable to them under The Hertz Corporation Account Balance Defined Benefit Pension Plan (the "Retirement Plan") and other non-qualified benefit plans.

                                   ARTICLE 1

                                   DEFINITIONS

     Capitalized words and phrases used herein, but which are not defined herein, shall have the same meaning ascribed to them in the Retirement Plan. In addition, the following definitions shall apply for purposes of this Plan:

     1.1. Actuarial Equivalent - Shall mean a benefit or amount that replaces another and has the same value as the benefit or amount it replaces, based on actuarial assumptions set forth in Schedule C of the Retirement Plan.

     1.2. Affiliated Company - Shall mean (i) the Company, (ii) a member of a controlled group of corporations of which an Employer is a member, (iii) an unincorporated trade or business which is under common control with an Employer as determined in accordance with Section 414 (c) of the Internal Revenue Code,
(iv) a member of an affiliated service group with any Employer as defined in
Section 414 (m) of the Internal Revenue Code or (v) any other entity that must be aggregated with an Employer under Section 414 (o) (and Income Tax Regulations thereunder) of the Internal Revenue Code. A corporation or an unincorporated trade or business
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                                                                               2


shall not be considered an Affiliated Company for any period while it does not satisfy clause (i), (ii), (iii), (iv) or (v) of this definition. For purposes of this definition, a "controlled group of corporations" is a controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code (determined without regard to Sections 1563(a)(4) and (e)(3)(c) of the Internal Revenue Code).

     1.3. Beneficiary - Shall mean the person so designated to receive distributions upon or after the death of a Participant under the terms set forth in the Retirement Plan.

     1.4. BEP - Shall mean The Hertz Corporation Benefit Equalization Plan adopted by the Company effective January 1, 1996, as amended from time to time.

     1.5. Board - Shall mean the Board of Directors of the Company.

     1.6. Committee - Shall mean the Pension and Welfare Plans Administration Committee appointed by the Board.

     1.7. Company - Shall mean The Hertz Corporation.

     1.8. Compensation Committee - Shall mean the Compensation Committee of the Board.

     1.9. Employee - Shall mean any person employed by an Affiliated Company.

     1.10. Final Average Earnings - Shall mean the Participant's average annual compensation for the five (5) consecutive Plan Years while a Member of the Retirement Plan, in which he received the greatest amount of annual compensation within the ten most recent Plan Years. Compensation for this purpose is determined in accordance with the Retirement Plan but without regard to Section 401 (a) (17) of the Internal Revenue Code.

     1.11. Normal Retirement Date - Shall mean the first day of the month coincident with or next following a Participant's 65th birthday.
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                                                                               3


     1.12. Participant - Shall mean an Employee who meets the participation requirements of Article 2.

     1.13. Plan Year - Shall mean the calendar year.

     1.14. Prior Plan - Shall mean the Retirement Plan for the Employees of the RCA Corporation and Subsidiary Companies as in effect on August 30, 1985.

     1.15. Retirement Plan - Shall mean the Retirement Plan for the Employees of The Hertz Corporation (renamed and amended effective as of January 1, 1987 as The Hertz Corporation Account Balance Defined Benefit Pension Plan), as amended from time to time.

     1.16. Supplemental Benefit - Shall mean the benefit payable to a Participant or his Beneficiary pursuant to this Plan.

     1.17. Years of Benefit Service - Shall mean the sum of the Years of Credited Service accrued under the Retirement Plan through June 30, 1987 and the years and months of service while an active Member of the Retirement Plan after June 30, 1987, where a period of twelve (12) calendar months of service (which need not be consecutive) shall be considered a Year of Benefit Service and a period of less than twelve (12) calendar months shall be credited as a partial Year of Benefit Service equal to a fraction, the numerator of which is the number of such months of service, and the denominator of which is twelve (12). A Participant will be credited with a month of service for each calendar month in which he is credited with an Hour of Service under the Retirement Plan.

                                   ARTICLE 2

                            PARTICIPATION IN THE PLAN

     2.1. An Employee shall become eligible for participation in this Plan if the employee is designated as so eligible by the Company's Senior. Vice President, Employee Relations, in his
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                                                                               4


sole and absolute discretion. An eligible Employee shall become a Participant in the Plan upon the designation of the Company's Chief Executive Officer, in his sole and absolute discretion.

     2.2. If a Participant's job responsibilities are altered, the Company's Chief Executive Officer, in his sole and absolute discretion, shall determine whether the Participant shall continue to accrue benefits under this Plan after the date of such change of responsibility.

                                   ARTICLE 3

                                     VESTING

     Notwithstanding any provision of this Plan to the contrary, the Supplemental Benefit payable pursuant to Article 4 hereof shall be payable by the Company only with respect to a Participant who has been credited with at least five (5) Vesting Years of Service under the Retirement Plan and whose employment terminates with an Affiliated Company due to death, disability or otherwise terminates employment on or after his attainment of age fifty-five
(55).

                                   ARTICLE 4

                              SUPPLEMENTAL BENEFITS

     4.1. A Participant's Supplemental Benefit shall be equal to the excess, if any, of (a) minus (b), plus (c) where:


          (a) is the annual benefit payable at Normal Retirement Date (or Retirement) based on the following formula:


          $192.00 plus 1.6% of Final Average Earnings over

          $15,660 multiplied by Years of Benefit Service;

               (1) A Participant who terminates from employment prior to his Normal Retirement Date and elects to defer benefit commencement under the Retirement Plan, shall have the benefit computed in this subsection 4.1 (a) reduced by 1/3 of 1% for each month that the distribution precedes his Normal
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                                                                               5


          Retirement Date; and A Participant who terminates from employment prior to his Normal Retirement Date and elects to commence benefits immediately under the Retirement Plan, shall have the benefit computed in the subsection 4.1 (a) reduced in accordance with the following schedule:


                          Age at Retirement          % Reduction
                          -----------------          -----------
                          60 or over                      0%
                          59                             13%
                          58                             20%
                          57                             27%
                          56                             34%
                          55                             40%

               (2) The benefit in this subsection 4.1(a) is computed without regard to the limitations of Section 415 of the Internal Revenue Code.

          (b) is the aggregate benefit (other than the Supplemental Early Retirement Benefit or Optional Supplemental Early Retirement Benefit) the Participant is actually entitled to receive under the Retirement Plan, the Prior Plan, any other defined benefit plan qualified under Section 401(a) of the Internal Revenue Code and maintained by an Affiliated Company (including the portion of the benefit attributable to service before the Affiliated Company became such) and any non-qualified defined benefit plan maintained by an Affiliated Company (including, but not limited to, the BEP).


          For purposes of this Section 4.1, if any of the benefits described in paragraphs (a) and (b) are not in the form of an annuity for the life of the Participant with a five (5) year period certain feature, the benefit shall be converted to the Actuarial Equivalent of that form.

               (c) is (1) or (2) minus (3) where;

                    (1) is a supplemental early retirement benefit determined as follows:
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                                                                               6


               A Participant who terminates employment after age 60 but before age 65, has at least 15 Years of Service, elects immediate commencement of benefits and: does not elect to receive the optional supplemental early retirement benefit (as stated below) is entitled to receive a supplemental early retirement benefit payable monthly beginning on the day benefit distribution commences and ending on the last day of the month beginning after the month in which he attains age 65 (or, if earlier, dies). The amount of the monthly supplemental early retirement benefit depends on the number of Years of Service as follows:

                                                  Supplemental Early
                          Years of Service        Retirement Benefit
                          ----------------        ------------------
                         15 but less than 20             $55
                         20 but less than 25             $60
                         25 but less than 30             $65
                         30 but less than 35             $70
                             35 or more                  $75

                    (2) is the optional supplemental early retirement benefit
               determined as follows: A Participant who terminates employment after age 60 but before age 62, elects immediate commencement of benefits, has at least 10 Years of Service and does not elect the supplemental early retirement benefit (stated above), is entitled to receive the optional supplemental early retirement benefit payable monthly beginning on the day benefit distribution commences and ending on the last day of the month in which he attains age 62 (or, if earlier, dies.) The amount of the monthly optional supplemental early retirement benefit depends on the number of Years of Service as follows:
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
                                              Optional Supplemental
                       Years of Service      Early Retirement Benefit
                       ----------------      ------------------------
                     10 but less than 15             $100
                     15 but less than 20             $140
                     20 but less than 25             $180
                     25 but less than 30             $220
                     30 or more                      $260

               "Years of Service" for purposes of this Section 4.1 (c)(1) and
               (2) means, with respect to a Participant who became a Member of the Retirement Plan prior to July 1, 1987, "Years of Credited Service" as defined in Section B.6 (e) of the Retirement Plan. With respect to a Participant who became a Member of the Retirement Plan on or after July, 1, 1987, "Years of Service" means "Vesting Years of Service" as defined in Section 1.50 of the Retirement Plan.

                    (3) is the Supplemental Early Retirement Benefit or the
               Optional Supplemental Early Retirement Benefit the Participant is entitled to receive under the Retirement Plan.

     4.2. Subject to Section 4.3, Supplemental Benefits shall be payable at the same time and under the same terms and conditions (including the designation of any Beneficiary upon death) as benefits are payable under the Retirement Plan and shall commence as of the Participant's Annuity Starting Date. Notwithstanding the foregoing, any preretirement death benefit shall be payable consistent with the terms and conditions of Schedule F of the Retirement Plan (including benefits accrued after June 30, 1987), provided that a Beneficiary may receive the Actuarial Equivalent thereof.

     4.3. The Participant shall make a separate election as to the form of payment of Supplemental Benefits among such forms which are available under the Retirement Plan. Such
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                                                                               8


election shall be made in accordance with such rules and procedures as established by the Committee; provided, however, that unless such election is made prior to the last day of the calendar year which is at least 12 months prior to the Participant's Annuity Starting Date, the Participant's Supplemental Benefit under. this Plan shall automatically be paid in the form of a annuity distribution as soon as practicable after such Annuity Starting Date.

                                   ARTICLE 5

                                 ADMINISTRATION

     The Plan shall be administered and interpreted by the Committee. The Committee is authorized from time to time to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan as it may deem necessary or advisable. Each determination, interpretation, or other action by the Committee shall be in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons.

                                   ARTICLE 6

                                     FUNDING

     The benefits payable under this Plan shall constitute an unfunded obligation and an unsecured promise of the Company. The Plan constitutes a mere promise by the Company to make Supplemental Benefit payments in the future. Payments shall be made, when due, from the general funds of the Company.
Anything in this Article 6 to the contrary notwithstanding, the Company may establish a grant or trust (or other investment or holding vehicle) to assist it in meeting its obligations under the Plan and may provide for such investments in connection therewith, including the purchase of insurance or annuity contracts, as it may deem desirable; provided that any such investments shall be subject to the claims of the Company's general
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                                                                               9


creditors. No person eligible for a benefit under this Plan shall have any right, title, or interest in any assets held to assist the Company to pay Supplemental Benefits.

                                   ARTICLE 7

                                CLAIMS PROCEDURE

     7.1. A claim for benefits under the Plan shall be made in writing to the Committee. If such claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than sixty (60) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

          (a) the specific reason or reasons for denial of the claim

          (b) a reference to the relevant Plan provisions upon which the denial is based;

          (c) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

          (d) an explanation of the Plan's claim review procedure. If no such notice is provided, the claim shall be deemed denied.

     7.2. Upon the receipt by the claimant of written notice of denial of the claim or in the event of a deemed denial, the claimant may within thirty (30) days file a written request to the Committee, requesting review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his claim, he may review relevant documents and may submit issues and comments in writing. The Committee shall render a decision on the claim review promptly, but no more than thirty (30) days after the receipt of the claimant's request for review, unless special circumstances
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                                                                              10


(such as the need to hold a hearing) require an extension of time, in which case the thirty (30) day period shall be extended to sixty (60) days. Such decision shall:

          (a) include specific reasons for the decision;

          (b) be written in a manner calculated to be understood by the claimant, and

          (c) contain specific references to the relevant Plan provisions upon both which the decision is based.

     The decision of the Committee shall be final and binding in all respects upon both the Committee and the claimant.

                                   ARTICLE 8

                            AMENDMENT AND TERMINATION

     8.1. While the Company currently intends to maintain this Plan in conjunction with the Retirement Plan for so long as is desirable, the Company reserves the right to amend or to terminate this Plan by action of its Compensation Committee, in its sole discretion, for whatever reason it may deem appropriate. No amendment to the Plan, however, shall reduce the Supplemental Benefits accrued as of the effective date of such amendment.

     8.2. In the event the Company terminates the Plan, a Participant's Supplemental Benefit shall be the amount determined under Section 4.1 as of the date of such termination.

                                   ARTICLE 9

                               GENERAL PROVISIONS

     9.1. Except as may be required by law, no benefit payable under the Plan is subject in any manner to anticipation, assignment, garnishment, or pledge; and any attempt to anticipate, assign, garnish or pledge the same shall be void. No such benefits will in any manner be liable for or subject to the debts, liabilities, engagement, or torts of any Participant or other person
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                                                                              11


entitled to receive the same, and if such person is adjudicated bankrupt or attempts to anticipate, assign, or pledge any such benefits, the Committee shall have the authority to cause the same or any part thereof to be held or applied to or for the benefit of such Participant, his spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

     9.2. To the extent permitted by law, the Company shall indemnify the members of the Committee from all claims for liability, loss or damage (including payment of expenses in connection the defense against such claim) arising from any act or failure to act under the Plan, provided any such member shall give the Company an opportunity, at its own expense, to handle and defend such claims. The provisions of this Section 9.2 shall survive the termination of the Plan.

     9.3. If a Participant or Beneficiary entitled to receive any Supplemental Benefits is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, payment of Supplemental Benefits will be made to the duly appointed legal guardian or representative of such minor or incompetent or to such other legally appointed person as the Committee may designate. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

     9.4. The Company shall have the right to deduct from any Supplemental Benefit payments any taxes required to be withheld with respect to such payments.

     9.5. Nothing contained in the Plan shall be construed as a contract of employment between an Affiliated Company and any Participant, or as a right of any Participant to be continued in the employment of an Affiliated Company, or as a limitation on the right of an
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                                                                              12


Affiliated Company to terminate the employment of any of its employees, with or without cause, and with or without notice, at any time, at the option of an Affiliated Company.

     9.6. Any masculine personal pronoun shall be considered to mean also the corresponding female or neuter personal pronoun, as the context requires.

     9.7. The provisions of this Plan shall be construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York, except to the extent pre-empted by ERISA.

                                  Amendment To
                              The Hertz Corporation
                    Supplemental Executive Retirement Plan

     The Hertz Corporation Supplemental Executive Retirement Plan (the "SERP II"), effective January 1, 1999, and including amendments through January 1, 2002, is hereby further amended as follows, effective as of October 1, 2002:

                                    ARTICLE 3

                                     VESTING

     3.1 Notwithstanding any provision of this Plan to the contrary, the Supplemental Benefit payable pursuant to Article 4 hereof shall be payable by the Company only with respect to a Participant who has been credited with at least five (5) Vesting Years of Service under the Retirement Plan and whose employment terminates with an Affiliated Company due to death, disability or otherwise terminates employment on or after his attainment of age fifty-five
(55).

     3.2 In the event a Participant with at least five (5) Vesting Years of Service under the Retirement Plan who has not attained age fifty-five (55), is terminated from employment by an Affiliated Company for reasons other than a voluntary termination or for Cause within thirty (30) days prior to or within one (1) year following either (i) a Change in Control or (ii) as a direct result of a sale of assets or stock of an Affiliated Company that employs the Participant that does not constitute a Change in Control of the Company, such Participant shall be vested in any Supplemental Benefit accrued by such Participant to the date of the employment termination without having attained age fifty-five (55) at the time of such termination.

     3.3 For the purpose of this Article 3, the term "Cause" shall mean (i) any act of dishonesty or knowing and willful breach of fiduciary duty by a Participant which is intended to result in the Participant's personal enrichment at the expense of the Affiliated Company; (ii) commission of a felony involving moral turpitude or unlawful, dishonest, or unethical conduct that a reasonable person would consider damaging to the reputation of the Affiliated Company or improper and unacceptable conduct by an employee thereof, (iii) insubordination or refusal to perform assigned duties or comply with the directions of the Affiliated Company; or (iv) a material failure or inability to perform duties in a satisfactory and competent manner or to achieve reasonable profit or performance goals or objectives following written warning and a reasonable opportunity to cure.

     3.4 For the purpose of this Article 3, the term "Change in Control" shall mean (1), the direct or indirect acquisition by any person or group of persons acting in concert, of beneficial ownership, through a purchase, merger or other acquisition transaction or series of transactions, of securities of the Company entitling such person or group to exercise 50% or more of the combined voting power of the Company's securities; or (ii) the transfer, whether by sale, merger or otherwise, of all or substantially all of the business and assets of the Company to any person or group of persons acting in concert.

                                  Amendment To
                              The Hertz Corporation
                    Supplemental Executive Retirement Plan

     The Hertz Corporation Supplemental Executive Retirement Plan (the "SERP II"), effective January 1, 1999, and including amendments through October 1, 2002, is hereby further amended as follows, effective as of January 1, 2005:

     Notwithstanding anything contained in this Plan to the contrary, no otherwise permissible distribution is allowed that would trigger taxation of any amount under section 409(A) of the Internal Revenue Code of 1986, as amended.

                                  Amendment To
                              The Hertz Corporation
                            Benefit Equalization Plan

     The Hertz Corporation Benefit Equalization Plan (the "BEP"), effective January 1, 1996, is hereby amended as follows, effective as of January 1, 2005:

     Notwithstanding anything contained, in this Plan to the contrary, no otherwise permissible distribution is allowed that would trigger taxation of any amount under section 409(A) of the Internal Revenue Code of 1986, as amended.

                              PROPOSED AMENDMENT TO
                              THE HERTZ CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Hertz Corporation Supplemental Executive Retirement Plan, adopted effective as of January 1, 1999 (the "Plan"), is hereby amended as follows, effective as of January 1, 2002:

     1. Section 1.10 ("Final Average Earnings") is amended to read as follows:

     "Final Average Earnings" - Shall mean that the Participant's average annual compensation for the five (5) Plan Years while a Member of the Retirement Plan, whether or not consecutive, in which he received the greatest amount of annual compensation within the most recent ten (10) Plan Years. Compensation for this purpose is determined in accordance with the Retirement Plan but without regard to Section 401(a)(17) of the Internal Revenue Code."

     2. A new Section 1.18A ("Supplemental Retirement and Savings Plan") is added after section 1.18 ("Supplemental Benefit") to read as follows:

     "`Supplemental Retirement and Savings Plan' - Shall mean The Hertz Corporation Supplemental Retirement and Savings Plan adopted by the Company effective July 1, 1987, as amended from time to time".

     3. Section 4.1(b) is amended to read as follows:

     "(b) is the aggregate benefit (other than the Supplemental Early Retirement Benefit or Optional Supplemental Early Retirement Benefit) the Participant is actually entitled to receive under the Retirement Plan, the Prior Plan any other defined benefit plan qualified under Section 401(a) of the Internal Revenue Code and maintained by an Affiliated Company (including the portion of the benefit attributable to service before the Affiliated Company became such) and any non-qualified defined benefit plan maintained by an Affiliated Company (including, but not limited, to the BEP and Supplemental Retirement and Savings Plan)."